SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2002

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

United Bancshares, Inc. (Nasdaq: UBOH – news), a $413 million bank holding company headquartered in Columbus Grove, Ohio, on or about July 30th mailed the following information to its shareholders of record describing the recently approved “Automatic Dividend Reinvestment and Stock Purchase Plan.  If you need any further information, or have any questions, please call Corporate Trust Services at 1-800-837-2755 or 513-579-5320.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not required.
(b)	Proforma financial information.
Not required.
(c)	Exhibits

Exhibit No.	Description	Page
4	Dividend Reinvestment Plan
99	Letter to Shareholders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.
Date: July 31, 2002	By: /s/ Brian D. Young
Brian D. Young CFO